UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

TELIGENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Lincoln Avenue
Buena, New Jersey 08310
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 697-1441

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

(d)     Effective April 25, 2017, Teligent, Inc. (the “Company”) entered into an employment agreement with Martin Wilson, pursuant to which Mr. Wilson will serve as the Company’s new General Counsel.

Under the terms of his employment agreement, Mr. Wilson will receive an annual salary of $300,000. Mr. Wilson will also be eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in the form of cash, stock options and/or restricted stock. Mr. Wilson’s target bonus will be equal to 40% of his base salary for the applicable fiscal year. All performance targets pursuant to such plan shall be determined by the Company’s Organization and Compensation Committee. In addition, Mr. Wilson will be entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees.

On the effective date of his employment, Mr. Wilson will also receive an equity grant pursuant to the Company’s 2016 Equity Incentive Plan consisting of 15,000 restricted stock units and options to purchase up to 40,000 shares of the Company’s common stock at a strike price determined on the first day of his employment and equal to $8.15, the fair market value of the Company’s common stock April 25, 2017. The shares subject to the Restricted Stock Unit award and the stock option award shall become fully vested over a period of three years, with one-third of such shares vesting on each of the first, second and third anniversaries of the effective date of the award.

Mr. Wilson is also subject to certain restrictive covenants as set forth in his employment agreement, including confidentiality, non-solicitation and non-competition. Mr. Wilson’s employment agreement further provides for payments upon certain types of employment termination events as further set forth in his employment agreement.

The foregoing description of the employment agreement for Mr. Wilson is qualified in its entirety by reference to the full text of his employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Form of Stock Option Award Agreement under the Teligent, Inc. 2016 Equity Incentive Plan is filed as Exhibit 10.2 and incorporated herein by reference. The Form of Restricted Stock Unit Award Agreement under the Teligent, Inc. 2016 Equity Incentive Plan is filed as Exhibit 10.3 and incorporated herein by reference

Item 8.01         Other Events.

The Company issued a press release in connection with the naming of Mr. Wilson as its General Counsel. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement, effective April 25, 2017, between Teligent, Inc. and Martin Wilson.
10.2 10.3	Form of Stock Option Award Agreement under the Teligent, Inc. 2016 Equity Incentive Plan. Form of Restricted Stock Unit Award Agreement under the Teligent, Inc. 2016 Equity Incentive Plan.

99.1	Press Release of Teligent, Inc. dated April 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELIGENT, INC.

	By:	/s/ Jenniffer Collins
	Name:	Jenniffer Collins
	Title:	Chief Financial Officer

Date: April 26, 2017

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